Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

OneStream, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2024 Plan	Rule 457(h)	32,100,000(2)	$20.00(5)	$642,000,000.00	$147.60 per $1,000,000	$94,759.20
Equity	Class A Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the ESPP	Rule 457(h)	10,700,000(3)	$17.00(6)	$181,900,000.00	$147.60 per $1,000,000	$26,848.44
Equity	Class A Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2019 Plan	Rule 457(h)	37,414,344(4)	$10.33(7)	$386,490,173.52	$147.60 per $1,000,000	$57,045.95
Total Offering Amounts					$1,210,390,173.52		$178,653.59
Total Fee Offsets							—
Net Fee Due							$178,653.59
(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the registrant’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that become issuable with respect to the securities identified in the above table under the registrant’s 2024 Equity Incentive Plan (the “2024 Plan”), the registrant’s 2024 Employee Stock Purchase Plan (the “ESPP”) and the registrant’s 2019 Common Unit Option Plan (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock.
(2)
Represents shares of Class A Common Stock reserved for issuance pursuant to future awards under the 2024 Plan. The number of shares of Class A Common Stock available for issuance under the 2024 Plan will be increased by any shares of Class A Common Stock subject to awards outstanding under the 2019 Plan that expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the registrant due to failure to vest; provided, that the maximum number of shares that may be added to the 2024 Plan pursuant to the foregoing is 37,414,344 shares. See footnote 4 below.
(3)
Represents shares of Class A Common Stock reserved for issuance under the ESPP.
(4)
Represents shares of Class A Common Stock reserved for issuance pursuant to stock options outstanding under the 2019 Plan as of the date of this Registration Statement. Any stock options outstanding under the 2019 Plan that, on or after the date of this Registration Statement, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the registrant due to failure to vest will become available for issuance as shares of Class A Common Stock under the 2024 Plan; provided, that the maximum number of shares that may be added to the 2024 Plan pursuant to the foregoing is 37,414,344 shares. See footnote 2 above.
(5)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $20.00 per share, which is the initial public offering price per share of Class A Common Stock as set forth in the registrant’s prospectus dated July 23, 2024 relating to its initial public offering.
(6)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $20.00 per share, which is the initial public offering price per share of Class A Common Stock as set forth in the registrant’s prospectus dated July 23, 2024 relating to its initial public offering, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.
(7)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $10.33 per share, which is the weighted-average exercise price of options to purchase Class A Common Stock outstanding under the 2019 Plan as of the date of this Registration Statement.